Exhibit 13.1

Certification Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Check-Cap Ltd. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2025 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHECK-CAP LTD.

April 27, 2026	By:	/s/ David Lontini
	Name:	David Lontini
	Title:	Interim Chief Executive Officer (Principal Executive Officer)

April 27, 2026	By:	/s/ Alan Lewis
	Name:	Alan Lewis
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)